Exhibit 3.1.39

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “EQX HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF OCTOBER, A.D. 2003, AT 4:38 O’ CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3719065 8100	[SEAL]	AUTHENTICATION: 2710020

030682608		DATE:	10-24-03

CORRECTED CERTIFICATE
OF
CERTIFICATE OF FORMATION
OF
EQUINOX HOLDINGS, LLC

THIS Corrected Certificate of Certificate of Formation of Equinox Holdings, LLC (the “Company”), has been duly executed and is being filed by the undersigned authorized person to correct the Certificate of Formation of the Company, which was filed on October 23, 2003 (the “Certificate”), with the Secretary of State of the State of Delaware under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”).

1.                                       As permitted by Section 18-211(b) of the Act, the Certificate is hereby corrected to indicate in the preamble that it is signed by Brian S. Werfel, Esq., as authorized person, and not Jeffrey M. Weinhaus, Esq.

2.                                       The Certificate is hereby corrected in its entirety as follows:

CERTIFICATE OF FORMATION

OF

EQX HOLDINGS, LLC

THIS CERTIFICATE OF FORMATION of EQX Holdings, LLC (the “Company”), dated as of October 23, 2003, has been duly executed and is being filed by Brian S. Werfel, Esq., an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST:                                              The name of the limited liability company formed hereby is EQX Holdings, LLC.

SECOND:                              The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901. The name of the registered agent of the Company at such address is National Registered Agents, Inc.

THIRD:                                           This Certificate of Formation shall be effective as of the date of its filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of EQX Holdings, LLC this 23rd day of October, 2003.

/s/ Brian S. Werfel
Brian S. Werfel, Esq.
Authorized Person

CERTIFICATE OF FORMATION

OF

EQX HOLDINGS, LLC

THIS CERTIFICATE OF FORMATION of EQX Holdings, LLC, dated as of October 23, 2003, has been duly executed and is being filed by Jeffrey M. Weinhaus, Esq., an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code Ann. Tlt. 6, Sections 18-101 et. seq.).

FIRST:        The name of the limited liability company formed hereby (hereinafter the “Company”) shall be EQX Holdings, LLC.

SECOND:           The address of the registered office of the Company in the State of Delaware shall be c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, Delaware 19901.  The name of the registered agent of the Company at such address is National Registered Agents, Inc.

THIRD:               This Certificate of Formation shall be effective as of the date of its filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of EQX Holdings, LLC this 23rd day of October, 2003.

By:	/s/ Brian S. Werfel
Name: Brian S. Werfel, Esq.
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:40 PM 10/23/2003 FILED 04:38 PM 10/23/2003 SRV 030682608 – 3719065 FILE